                                                                   EXHIBIT 23.1
[LOGO]
Nation Smith Hermes Diamond

                                                             17085 Via Del Campo
                                                       San Diego, CA  92127-1711

                                                               TEL: 858-451-2452
                                                               FAX: 858-451-8861
                                                          e-mail:  nshd@nshd.com
                                                                    www.nshd.com



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

RFP Express Inc.
San Diego, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (33-83526) of RFP Express Inc. of our report dated March 2, 2002, relating to the consolidated financial statements of the Company appearing in its Form 10-KSB for the year ended December 31, 2001. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Nation Smith Hermes Diamond

Nation Smith Hermes Diamond,
Accountants and Consultants, APC
San Diego, California
April 15, 2002




[LOGO]
                        OFFICES IN MAJOR CITIES WORLDWIDE

                                     EXPERTS

The financial statements incorporated by reference in this Prospectus have been audited by Nation Smith Hermes Diamond, Accountants and Consultants, APC, independent certified public accountants, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern), incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.